UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2024

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Blvd., Suite 100, Plano, TX 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, Ribbon Communications Inc. (“Ribbon” or the “Company”) announced that Miguel “Mick” Lopez, Executive Vice President, Chief Financial Officer, intends to retire from the Company after 40 years in the technology industry. Ribbon has engaged an executive search firm to identify and evaluate potential successors from inside and outside the Company.  Mr. Lopez is expected to continue to serve as the Ribbon Chief Financial Officer until a successor is named.

The Company’s press release announcing Mr. Lopez’s retirement is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Ribbon Communications Inc., dated August 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
		Name:	Patrick W. Macken
		Title:	Executive Vice President, Chief Legal Officer and Secretary